Exhibit 99.2

Zai Lab Announces $250 Million Private Placement
SHANGHAI & CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 22, 2026--Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688) an innovation-driven, global biopharma company, today announced that it has entered into a securities purchase agreement for the sale of 11,340,000 American Depositary Shares (“ADSs”), each representing ten ordinary shares of the Company, to certain investors in a private investment in public equity (“PIPE”) financing. The purchase price of each ADS is $22.04. Gross proceeds from the PIPE financing are expected to be approximately $250 million, before deducting placement agent fees and other offering expenses. The PIPE financing is expected to close on or about October 27, 2026, subject to customary closing conditions.
The financing is led by TCGX and includes participation from other new and existing investors including abrdn World Healthcare Fund, ADAR1 Capital Management, Balyasny Asset Management, Cormorant Asset Management, Frazier Life Sciences, RA Capital Management, RTW Investments, Sirenia Capital Management LP, Wellington Management, and Woodline Partners LP.
Zai Lab intends to use the net proceeds from the PIPE financing primarily to support the continued global development of zocilurtatug pelitecan (zoci), the Company's Delta-like ligand 3 (DLL3)-targeting antibody-drug conjugate (ADC).
Leerink Partners is acting as exclusive placement agent for the PIPE financing. Ropes & Gray is acting as legal advisor to Zai Lab.
The sale and issuance of the foregoing ADSs are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The ADSs being issued in the PIPE may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the ADSs acquired by the investors in the Private Placement.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Zai Lab
Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688) is an innovative, research-based, commercial-stage biopharmaceutical company based in China and the United States. We are focused on discovering, developing, and commercializing innovative products that address

Exhibit 99.2

medical conditions with significant unmet needs in the areas of oncology, immunology, neuroscience, and infectious disease. Our goal is to leverage our competencies and resources to positively impact human health.
Zai Lab Forward-Looking Statements
This press release contains forward-looking statements relating to our future expectations, plans, and prospects, for Zai Lab, including, without limitation, statements relating to our prospects and plans for developing and commercializing zoci and related timing, the potential treatment of extensive-stage small cell lung cancer (ES-SCLC), our ability to successfully complete the PIPE indicated and with terms and conditions satisfactory to us, the expected closing of the PIPE and the expected use of proceeds from the PIPE. All statements, other than statements of historical fact, included in this press release are forward-looking statements, and can be identified by words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would,” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and U.S. federal securities laws. There can be no assurance that we will be able to complete the PIPE on the anticipated terms, or at all. Forward-looking statements are not guarantees or assurances of future performance. Forward-looking statements are based on our expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors, including but not limited to (1) our ability to successfully commercialize and generate revenue from our approved products, (2) our ability to obtain funding for our operations and business initiatives, (3) the results of our clinical and pre-clinical development of our product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of our product candidates, (5) risks related to doing business in China, and (6) other factors identified in our most recent annual and quarterly reports and in other reports we have filed with the U.S. Securities and Exchange Commission (SEC). We anticipate that subsequent events and developments will cause our expectations and assumptions to change, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Exhibit 99.2

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Investor Relations:
Christine Chiou / Cyan Liu
+1 (917) 886-6929 / +86 195 3130 8895
christine.chiou1@zailaboratory.com / cyan.liu@zailaboratory.com

Media:
Shaun Maccoun / Xiaoyu Chen
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